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                                                                 Exhibit 21.1

                               JARDEN CORPORATION
                       SUBSIDIARIES OF JARDEN CORPORATION


     Company                             Shareholder                             State of Incorporation/Organization
     -------                             -----------                             -----------------------------------
     Alltrista Limited                   Jarden Corporation                                     Canada

     Alltrista Newco Corporation         Jarden Corporation                                     Indiana

     Alltrista Plastics Corporation*     Quoin Corporation                                      Indiana

     Alltrista Zinc Products, L.P.**     Quoin Corporation (LP 99%)                             Indiana
                                         Alltrista Newco Corporation (GP 1%)

     Bernardin Ltd.                      Alltrista Limited                                      Canada

     Hearthmark, Inc.***                 Quoin Corporation                                      Indiana

     Quoin Corporation                   Jarden Corporation                                    Delaware

     Tilia Canada, Inc.                  Jarden Corporation                                    Delaware

     Tilia Direct, Inc.                  Jarden Corporation                                    Delaware

     Tilia International, Inc.           Jarden Corporation                                    Delaware

     Tilia, Inc.                         Jarden Corporation                                    Delaware

*      (DBA) Unimark Plastics Company and Alltrista Industrial Plastics Company
**     (DBA) Alltrista Zinc Products Company
***    (DBA) Alltrista Consumer Products Company